Exhibit 10.22

Amendment Three to the Under Armour, Inc.
2006 Non-Employee Director Deferred Stock Unit Plan

WHEREAS, the Company has established the Under Armour, Inc. 2006 Non-Employee Director Deferred Stock Unit Plan, effective May 31, 2006 (the “DSU Plan”);

WHEREAS, the Board has the authority under Section 5.3 of the DSU Plan to amend the DSU Plan; and

WHEREAS, the Board has approved amending the DSU Plan to permit the deferral of Committee Members Fees payable in accordance with Section 3.5 of the Director Compensation Plan;

NOW, THEREFORE, the DSU Plan is hereby amended as follows effective December 4, 2019:

1.By amending Section 3.1(d)(i) and (ii) to read as follows:

“(d) Deferral of Annual Retainer Fees and Committee Chair Fees and Committee Member Fees.
(i) Each Non-Employee Director may, by completing, signing and filing with the Company a deferral election form substantially in the form set out as Exhibit A, irrevocably elect to have all of his or her Annual Retainer Fees, and/or all of his or her Committee Chair Fees and/or all of his or her Committee Member Fees payable in accordance with Sections 3.1, 3.2, 3.4 and 3.5 of the Director Compensation Plan, respectively, deferred as DSUs under this Plan and credited to a bookkeeping account in accordance with the terms and conditions of the Plan.
(ii)  Elections with respect to only part of any of the Annual Retainer Fees, the Committee Chair Fees, the Committee Member Fees for any Plan Year are not permitted. Reimbursement of expenses associated with attending meetings of the Board or committees of the Board may not be deferred.”
2.By amending Exhibit A to the DSU Plan to appropriate allow for the election to defer Committee Member Fees in accordance with the provisions set forth above in this Amendment.

Except as hereinabove amended and modified, the DSU Plan shall remain in full force and effect.